K&L Gates LLP 1 Park Plaza Twelfth Floor Irvine, CA 92614 T +1 949 253 0900 F +1 949 253 0902 klgates.com

Exhibit 5.1

January 5, 2018

ADOMANI, Inc.

4740 Green River Road, Suite 106

Corona, California 92880

Ladies and Gentlemen:

We have acted as counsel to ADOMANI, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (File No. 333-220983) (the “Initial Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and a Registration Statement on Form S-1 relating to the Initial Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”). The 462(b) Registration Statement relates to the registration of (i) 166,667 Units (the “Additional Units”) of the Company, each such Additional Unit representing one authorized but unissued share of common stock of the Company, par value $0.00001 per share (the “Common Stock”), and a warrant (the “Additional Warrants”) to purchase 1.5 shares of Common Stock (the “Additional Warrant Shares”); (ii) all shares of Common Stock issued as part of the Additional Units (the “Additional Shares”); (iii) all Additional Warrants issued as part of the Additional Units; and (iv) all shares of Common Stock underlying the Additional Warrants (altogether, the “Additional Securities”). This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinions as to the matters set forth below in connection with the Registration Statement. For purposes of rendering our opinions, we have examined: (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, (iii) the Bylaws of the Company, (iv) certain resolutions of the Board of Directors of the Company and such other records of corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Additional Securities, and matters in connection therewith, (v) the following documents, each in the form filed with the Commission as exhibits to the Registration Statement (except as noted below): (a) the placement agency agreement (as proposed to be entered into by and between the Company and the placement agent) (the “Placement Agency Agreement”), (b) the form of securities purchase agreement, a draft of which has been provided to us, pursuant to which the Company proposes to issue the Additional Units to investors (the “Purchase Agreement”), (c) the form of Additional Unit certificate and (d) the form of each Additional Warrant and (vi) the Company’s stock ledger. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company.

In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed the following: (i) the Purchase Agreement, as executed, constitutes a legal, valid, and binding obligation of each of the parties thereto in accordance with their terms under New York law, (ii) the Company will have sufficient

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authorized and unissued shares of Common Stock at the time of each issuance of a share of Common Stock offered and sold pursuant to the Purchase Agreement (whether upon exercise of an Additional Warrant or otherwise) for such issuance, (iii) the Board of Directors of the Company will adopt a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the Delaware General Corporation Law (the “DGCL”), prior to their issuance, (iv) the issuance of each share of Common Stock offered and sold pursuant to the Purchase Agreement (whether upon exercise of an Additional Warrant or otherwise) will be duly noted in the Company’s stock ledger upon its issuance, (v) the Company will receive consideration for each share of Common Stock offered and sold pursuant to the Purchase Agreement (whether upon exercise of an Additional Warrant or otherwise) at least equal to the par value of such share of Common Stock and in the amount required by the Purchase Agreement, (vi) the resolutions of the Board of Directors of the Company relating to the Placement Agency Agreement, the Purchase Agreement, the Registration Statement and the authorization for issuance and sale of the Additional Securities, and matters in connection therewith, have not been revoked, rescinded or amended as of the date hereof and are in full force and effect, (vii) the Prospectus has not been withdrawn, amended or revoked in any manner adverse to our opinion prior to payment for the Additional Securities and (viii) (a) the submission by the Company to the exclusive jurisdiction of the courts of State of New York or the United States District Court for the Southern District of New York contained in Section 5(e) of the Additional Warrants has been freely agreed to by the Company, (b) such provision would not be determined to be unreasonable at the time of any legal action or proceeding, and (c) such provision would not place the Company at a substantial and unjust disadvantage or otherwise deny the Company of its day in court. We have not verified any of those assumptions.

The opinions expressed in numbered paragraphs 1, 2 and 3 below are limited to the DGCL and the opinion expressed in numbered paragraph 4 is limited to the laws of the State of New York.

Based upon and subject to the foregoing, it is our opinion that:

1.                The Additional Units have been duly authorized by the Company and when issued, delivered and paid for in accordance with the terms of the Purchase Agreement and the Placement Agency Agreement, will represent the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally and to the exercise of judicial discretion in accordance with the general principles of equity, whether applied by a court of law or equity).

2.                The Additional Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of Purchase Agreement, will be validly issued, fully paid and nonassessable.

3.                The Additional Warrant Shares have been duly authorized by the Company and, when and if paid for, issued and delivered in accordance with the terms of the Additional Warrants, will be validly issued, fully paid and nonassessable.

4.                The Additional Warrants have been duly authorized by the Company, and when issued, delivered and paid for in accordance with the terms of the Purchase Agreement and the Placement Agency Agreement, will represent the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally and to the exercise of judicial discretion in accordance with the general principles of equity, whether applied by a court of law or equity).

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Our opinions in paragraphs 1 and 4 above are subject to the following additional qualifications:

A.              We express no opinion with respect to (i) waivers of the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution, as applicable, explicitly allows such waiver, and (ii) waivers of other benefits to the extent that they cannot be waived under applicable law.

B.               We express no opinion as to any provision of any agreement that purports to bind a person or entity that is not a party to the agreement or purporting to preclude modification of the agreement other than in writing.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP